Exhibit 3.1

Amendment of By-laws of ManpowerGroup Inc.

ARTICLE III. BOARD OF DIRECTORS

SECTION 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitations set forth in the Articles of Incorporation.

SECTION 3.2. Number, Tenure and, Qualifications and Election.

(a) Number. Except as otherwise provided in the Articles of Incorporation, the number of directors (exclusive of directors, if any, elected by the holders of one or more series of preferred stock, voting separately as a series pursuant to the provisions of the Articles of Incorporation) shall be not less than 3 nor more than 15 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office.

(b) Tenure. At the 2014 annual meeting of shareholders, the successors of the directors whose terms expire at the meeting shall be elected for a term expiring at the 2015 annual meeting of shareholders and until their successors shall be elected and shall qualify; at the 2015 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2016 annual meeting of shareholders and until their successors shall be elected and shall qualify; and at each annual meeting of shareholders thereafter, the successors of the directors whose terms expire at that meeting shall be elected for terms expiring at the next annual meeting of shareholders and until the successors of such directors shall be duly and shall qualify, until such director resigns or until there is a decrease in the number of directors.

(c)  Qualifications. A director need not be a resident of the state of Wisconsin or a shareholder of the Corporation except if required by the Articles of Incorporation. The Board of Directors, at its discretion, may establish any qualifications for directors, which qualifications, if any, shall only be applied for determining qualifications of a nominee for director as of the date of the meeting at which such nominee is to be elected or appointed.

(d) Election.  In a non-contested election, directors shall be elected by a majority of the votes cast by holders of shares of the Corporation’s common stock entitled to vote in the election at a shareholders meeting at which a quorum is present.  In a contested election, directors shall be elected by a plurality of the votes cast by holders of shares of the Corporation’s common stock entitled to vote in the election at a shareholders meeting at which a quorum is present.  For purposes of this Section 3.2(d), (i) a “contested election” means that, as of the record date for the meeting at which the election is held, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting and (ii) a “majority of the votes cast” means that the number of votes cast in favor of the election of a director exceeds the number of votes cast against the election of that director (with abstentions and broker non-votesnot counted as votes cast).

If an incumbent director fails to receive the affirmative vote of a majority of the votes cast in a non-contested election, then following the announcement of the final results of balloting for the election, such director shall promptly tender his or her resignation to the Nominating and Governance Committee.  Any such resignation shall be effective only upon its acceptance by the Board of Directors.  The Nominating and Governance Committee shall recommend to the Board of Directors whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board of Directors shall act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.

The director who has tendered his or her resignation in accordance with this By-Law shall not participate in the Nominating and Governance Committee’s or the Board of Directors’ deliberations or decision with respect to the tendered resignation.  If one or more directors’ resignations are accepted by the Board, the Nominating and Governance Committee shall recommend to the Board of Directors whether to fill such vacancy or vacancies or to reduce the size of the Board.

In the event that a director does not promptly tender his or her resignation pursuant to the requirements of this Section, the Nominating and Governance Committee shall recommend to the Board of Directors whether to take such actions as may be necessary to reduce the size of the Board to eliminate such director’s position, or whether other action should be taken.  The Board of Directors shall act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.  If all the members of the Nominating and Governance Committee are required under this By-Law to resign, then the Board of Directors shall make its decision with respect to the tendered resignations, the size of the Board or any vacancy, as the case may be, without the recommendation of the Nominating and Governance Committee.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such Articles, and during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in Section 3.2(a).

SECTION 3.3. Removal. Exclusive of directors, if any, elected by the holders of one or more classes of preferred stock, no director of the Corporation may be removed from office except for Cause and by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Section 3.3, the term “Cause” shall mean solely malfeasance arising from the performance of a director’s duties which has a materially adverse effect on the business of the Corporation.

SECTION 3.4. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or to the Corporation (which shall be directed to the Secretary).  Notwithstanding the foregoing, however, in the event of the tender of a resignation by a director pursuant to the requirements of Section 3.2(d), such director and the Board of Directors shall proceed in accordance with the requirements of Section 3.2(d) with respect to such resignation.

SECTION 3.5. Vacancies. Exclusive of a vacancy in directors, if any, elected by the holders of one or more classes of preferred stock, any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors shall hold office until the next annual meeting of shareholders and until such director’s successor shall be duly elected and shall qualify.  A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director will not take office until the vacancy occurs.

SECTION 3.6. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed by Section 3.2(a) then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall consist of one or more members of the Board of Directors. Unless otherwise provided by the Board of Directors, members of the committee shall serve at the pleasure of the Board of Directors. The committee may exercise those aspects of the authority of the Board of Directors which are within the scope of the committee’s assigned responsibilities or which the Board of Directors otherwise confers upon such committee; provided, however, a committee may not do any of the following:

(a) approve or recommend to shareholders for approval any action or matter expressly required by the Wisconsin business corporation law to be submitted to shareholders for approval; or

(b) adopt, amend, or repeal any by-law of the Corporation.

Except as required or limited by the Articles of Incorporation, the By-Laws, the Wisconsin business corporation law, or resolution of the Board of Directors, each committee shall be authorized to fix its own rules governing the conduct of its activities. Each committee shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

SECTION 3.7. Compensation. Except as provided in the Articles of Incorporation, the Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

SECTION 3.8. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. A regular meeting of a committee, if any, shall be at such date, place, either within or outside the state of Wisconsin, and time as such committee determines. Other regular meetings of the Board of Directors shall be held at such dates, times and places, either within or without the State of Wisconsin, as the Board of Directors may provide by resolution, which resolution shall constitute exclusive notice of such meeting.

SECTION 3.9. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or three-quarters of the members of the Board of Directors. Special meetings of a committee may be called by or at the request of the Chairman of a committee or a majority of the committee members. The person or persons authorized to call special meetings of the Board of Directors or a committee may fix any date, time and place, either within or outside the State of Wisconsin, for any special meeting of the Board of Directors or committee called by them.

SECTION 3.10. Notice; Waiver. Notice of meetings, except for regular meetings, shall be given at least five days previously thereto and shall state the date, time and place of the meeting of the Board of Directors or committee. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee need be specified in the notice of such meeting. Notice may be communicated in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service or by any other electronic means. Written notice, which includes notice by electronic transmission, is effective at the earliest of the following: (1) when received; (2) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) two days after it is deposited with a private carrier; or (4) when electronically transmitted. Oral notice is deemed effective when communicated. Facsimile notice is deemed effective when sent.

A director may waive any notice required by the Wisconsin business corporation law, the Articles of Incorporation or the By-Laws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 3.11. Quorum; Voting. Unless otherwise provided in the Articles of Incorporation or the Wisconsin business corporation law, a majority of the number of directors fixed by Section 3.2(a) or appointed by the Board of Directors to a committee shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee; provided, however, that even though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided in the Articles of Incorporation, the By-Laws or the Wisconsin business corporation law, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors or committee.

SECTION 3.12. Presumption of Assent. A director of the Corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken is deemed to have assented to the action taken unless (i) such director objects at the beginning of the meeting or promptly upon arrival to holding the meeting or transacting business at the meeting, (ii) such director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action taken, (iii) such director delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation (directed to the Secretary) immediately after adjournment of the meeting, or (iv) such director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken and the director delivers to the Corporation (directed to the Secretary) a written notice of that failure promptly after receiving the minutes. A director who votes in favor of action taken may not dissent or abstain from that action.

SECTION 3.13. Informal Action Without Meeting. Any action required or permitted by the Articles of Incorporation, the By-Laws or any provision of law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all of the directors or committee members then in office. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Any such consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 3.14. Telephonic or Other Meetings. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting of the Board of Directors or any committee thereof by, or conduct the meeting through the use of, any means of communication by which (i) all directors participating may simultaneously hear each other during the meeting, (ii) all communication during the meeting is immediately transmitted to each participating director and (iii) each participating director is able to immediately send messages to all other participating directors. If the meeting is to be conducted through the use of any such means of communication all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by this means is deemed to be present in person at the meeting. Notwithstanding the foregoing, the Chairman of the Board, or other presiding officer, shall, at any time, have the authority to deem any business or resolution not appropriate for meetings held pursuant to this Section 3.14.

SECTION 3.15. Chairman of the Board. The Board of Directors shall have a Chairman of the Board, who shall be one of its members, to serve as its leader with respect to its activities. The Chairman of the Board shall be elected by the Board of Directors. The Board of Directors may remove and replace the Chairman of the Board at any time with or without cause~~.  The~~, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, if the Chairman of the Board has been appointed as a principal officer of the Corporation pursuant to Section 4.1. Unless appointed as a principal officer of the Corporation pursuant to Section 4.1, the Chairman of the Board shall not be an officer or employee of the Corporation by virtue of such position. ~~The~~In addition to such authority, duties and responsibilities established by the Board of Directors pursuant to Section 4.2 if the Chairman of the Board has been appointed as a principal officer of the Corporation pursuant to Section 4.1, the Chairman of the Board shall preside at all annual and special meetings of shareholders and all regular and special meetings of the Board of Directors, in each case except as he delegates to the Chief Executive Officer or as otherwise may be determined by the Board of Directors.

ARTICLE IV. OFFICERS

SECTION 4.1. Principal Officers. The principal officers of the Corporation shall be appointed by the Board of Directors and shall be comprised of a Chief Executive Officer, a President or two or more Presidents, as determined by the Board of Directors, and an Executive Vice President and Chief Financial Officer.  Furthermore, the Board of Directors may appoint the Chairman of the Board to hold the principal officer position of Executive Chairman.  In the event of such appointment, the Chairman of the Board may be referred to as Executive Chairman. The Chief Executive Officer shall have the authority, subject to such requirements, terms and conditions as may be prescribed by the Board of Directors, to appoint such other officers of the Corporation as the Chief Executive Officer deems necessary or appropriate, to prescribe their powers and duties, and to delegate authority to them.  Each of the officers shall hold office until a successor for such office is appointed or until his or her earlier death or removal by the Board of Directors or by the Chief Executive Officer if such officer was initially appointed by him.  At the end of the term of a Chairman of the Board appointed as a principal officer of the Corporation pursuant to this Section 4.1 where there is no successor, his or her authority, duties and responsibilities prescribed pursuant to Section 4.2 shall revert to the Chief Executive Officer. At the end of the term of a President where there is no successor, his or her responsibilities and authority shall revert to the Chief Executive Officer.

SECTION 4.2. Duties of Principal Officers. Subject to such requirements, terms and conditions as may be prescribed by the Board of Directors and the duties established by the Board of Directors for the Chairman of the Board, if appointed as a principal officer of the Corporation pursuant to Section 4.1, and the President or Presidents, the Chief Executive Officer shall have overall responsibility for the business and affairs of the Corporation including such duties as are regularly and customarily performed by the chief executive officer of a corporation.  Without limiting the foregoing, the Chief Executive Officer shall have authority to see that all orders and resolutions of the Board of Directors are carried into effect and shall, subject to the control vested in the Board of Directors by the Wisconsin Business Corporation Law, administer and be responsible for the management of the business and affairs of the Corporation.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at annual and special meetings of shareholders.  The Chief Executive Officer shall have authority, including the authority to delegate to any officer of the Corporation, to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by the Board of Directors.

The President shall have such authority as is assigned to the person holding that office by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, a President will have the authority to perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  Without limiting the foregoing, the President shall be responsible for the management of the business and affairs of the Corporation within the area of responsibility assigned to him.  Within such area of responsibility, the President shall have the authority, including the authority to delegate to any officer of the Corporation, to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by the Board of Directors.

The Executive Vice President and Chief Financial Officer shall be the chief financial officer of the Corporation and perform such duties as are regularly and customarily performed by individuals generally holding the position of chief financial officer of a corporation.

In addition to the authority, duties and responsibilities specified in Section 3.15, the Chairman of the Board, if appointed as a principal officer of the Corporation pursuant to Section 4.1, shall have such authority, duties and responsibilities as may be prescribed from time to time by the Board of Directors.

SECTION 4.3. Removal.  Any officer of the Corporation may be removed by the Board of Directors, and any officer of the Corporation appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever in his or her judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment shall not in and of itself create contract rights.

SECTION 4.4. Vice Presidents. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President. The Chief Executive Officer or a President may appoint one or more Vice Presidents who shall have such duties and responsibilities as are designated by the Chief Executive Officer or President, whoever makes such appointment.  Any Vice President shall perform such duties as are incident to the area of responsibility assigned in the appointment of Vice President or as may be prescribed from time to time by the Board of Directors, a President, or the Chief Executive Officer.

SECTION 4.5. Secretary. The Secretary shall: (i) keep the minutes of the shareholders and Board of Directors meetings in one or more books provided for that purpose, (ii) see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law, (iii) be custodian of the Corporation’s records and of the seal of the Corporation, (iv) see that the seal of the Corporation is affixed to all appropriate documents the execution of which on behalf of the Corporation under its seal is duly authorized, (v) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors or the President and Chief Executive Officer.

SECTION 4.6. Treasurer. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation, (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation, and (iii) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Board of Directors or the Chief Executive Officer.

SECTION 4.7. Assistant Secretaries and Assistant Treasurers. An Assistant Secretary, if any, when authorized by the Board of Directors, may sign with the Chief Executive Officer or any Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. An Assistant Treasurer, if any, shall, if required by the Board of Directors, give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Board of Directors, the Chief Executive Officer or the Secretary or the Treasurer, respectively.

SECTION 4.8. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee authorized by the Board to fix the same, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of such committee.